Exhibit 99.1

BAYCOM CORP COMPLETES ACQUISITION

OF GRAND MOUNTAIN BANCSHARES

WALNUT CREEK, California, February 5, 2020 – BayCom Corp (NASDAQ: BCML) (“BayCom” or the “Company”), the parent company of United Business Bank, today announced that effective February 4, 2020, it completed its acquisition of Grand Mountain Bancshares, Inc. (“GMB”), headquartered in Granby, Colorado and the merger of Grand Mountain Bank, GMB’s wholly owned bank subsidiary, into United Business Bank. Under the terms of the merger agreement, GMB shareholders will receive $3.40 per share in cash. The transaction is valued at approximately $13.9 million. GMB shareholders will receive information shortly on how to exchange their GMB shares.

“We at GMB are pleased and excited about joining BayCom and having the advantage of their size, number of branches, and diverse package of products and services to offer our clients. The merger has already had a very positive effect on the value of our shareholders’ investment.” said Frank DeLay, President of GMB.

George Guarini, President and Chief Executive Officer of BayCom, said: “We are extremely pleased to announce the consummation of this acquisition. It marks the fourth acquisition since completing our IPO in May 2018. We are very excited to be further expanding in the Colorado market and setting the stage for additional partner opportunities which may be available in the state. As a result of this acquisition, we now have assets totaling approximately $2.1 billion, 36 branch locations and a capital base of more than $250 million.”

Guarini further stated, “We welcome the clients and employees of the former GMB Bancshares and Grand Mountain Bank and look forward to continuing to make the United Business Bank story one that we are proud of.”

BayCom and United Business Bank were assisted by Dave Muchnikoff and Michael Sadow of Silver Freedman, Taff & Tiernan LLP for legal services and Tom Mecredy of Vining Sparks IBG, LP issued a fairness opinion. GMB Bancshares and Grand Mountain Bank were assisted by Ernie Panasci, of Counsel for Spierer Woodward Corbalis Goldberg, for legal services and Greg Gersack of Janney Montgomery Scott LLC for investment banking services.

About BayCom Corp

BayCom, through its wholly owned operating subsidiary, United Business Bank, offers a full-range of loans, including SBA, FSA and USDA guaranteed loans, and deposit products and services to businesses and its affiliates in California, Washington, New Mexico and Colorado. United Business Bank also offers business escrow services and facilitates tax free exchanges through its Bankers Exchange Division. United Business Bank is an Equal Housing Lender and a member of FDIC. BayCom Corp is traded on the NASDAQ under the symbol “BCML”. For more information, go to www.unitedbusinessbank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this communication and in other documents filed with or furnished to the SEC, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "potential," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and security holders are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed merger and all other statements in this communication other than historical facts constitute forward-looking statements.

In addition to factors disclosed in the BayCom’s SEC reports, important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: expected revenues, cost savings, synergies and other benefits from the recent mergers of BayCom with GMB, TIG Bancorp and Uniti Financial Corporation might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; future acquisitions by BayCom of other depository institutions or lines of business; changes in general economic conditions and conditions within the securities market; legislative and regulatory changes; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; increased competitive pressures; changes in management's business strategies; and other factors included under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018 and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

BayCom Corp

Keary Colwell,

Chief Financial Officer and

Senior Executive Vice President

(925) 476-1805

Email: kcolwell@ubb-us.com